UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2014, William H.C. Chang, a member of the Board of Directors (the “Board”) of Semler Scientific, Inc. (the “Company”), notified the Board of the Company of his resignation from the Board, effective as of June 23, 2014. Mr. Chang’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board. The Board accepted Mr. Chang’s resignation on June 23, 2014.

On June 23, 2014, upon the recommendation of the Nominating Committee of the Board, the Board appointed Arthur N. Leibowitz, M.D., F.A.A.P, age 67, to fill the vacancy created by the departure of Mr. Chang and to serve as a director of the Company until the next annual meeting of stockholders or until his successor is elected and qualified.

Dr. Leibowitz has over 40 years of experience in healthcare, with more than 25 years in leading positions with several healthcare companies. Since 2001, Dr. Leibowitz has been co-founder, chief medical officer and executive vice president at Health Advocate, Inc., a health advocacy and assistance company that provides support and helps consumers navigate the healthcare system. Health Advocate’s clients include more than 10,000 small, medium, and large sized companies, not-for-profit organizations and associations, schools, colleges and universities, unions, health plans, and third party administrators across the U.S. Prior to his role at Health Advocate, Dr. Leibowitz served as executive vice president of digital health strategies and a member of the board of directors at Medicologic, Inc., where he was responsible for developing healthcare data, information services and strategies targeted at users of the company’s electronic medical record system, as well as data customers including payors, pharmaceutical companies, employers, regulatory and government agencies. Dr. Leibowitz served as vice president, medical delivery systems and chief medical officer at Aetna U.S. Healthcare, from 1996 to 2000, where he directed medical affairs and policies for one of the largest health benefits companies in the nation. In this role he was responsible for clinical policy development, technology assessment, patient management activities, and quality improvement programs. From 1993 to 1996, Dr. Leibowitz was the vice president, health delivery, corporate medical director at U.S. Healthcare, where he coordinated the expansion of medical programs regionally into eight new markets. Dr. Leibowitz had also served as vice president, health delivery, and a network medical director at U.S. Healthcare, from 1987 to 1993. From 1975 to 1987, Dr. Leibowitz was the senior physician at Drexel Hill Pediatric Associates, where he established 7-physician pediatric group practice serving a large and diverse urban/suburban patient population. Dr. Leibowitz received both his B.A. and M.D. degrees from Temple University.

On June 26, 2014, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Semler Scientific, Inc., dated June 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Doug Murphy-Chutorian, MD
Name: Doug Murphy-Chutorian, MD Title: Chief Executive Officer

Date: June 26, 2014